Amended October 27, 1999:Article VI, Section 1,Appointment of Assistant Officers

                                                     Restated

                                                      BY-LAWS

                                                        OF

                                           LIBERTY ALL-STAR EQUITY FUND

                                         As amended through April 18, 1996


                                                     ARTICLE I

                                                    DEFINITIONS

      The  terms  "Commission",   "Custodian",   "Declaration",   "Distributor",
"Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property" and "Trustees" have the respective meanings given them in the Declaration of Trust of Liberty All-Star Equity Fund dated August 20, 1986, as amended from time to time.

                                                    ARTICLE II
                                                      OFFICES


      Section 1. Principal Office. Until changes by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

      Section 2. Other Offices. The Trust may have offices in such other places without as well as within The Commonwealth as the Trustees may from time to time determine.

                                                    ARTICLE III

                                                   SHAREHOLDERS

      Section 1. Meetings. An annual meeting of the Shareholders shall be held at such place within or without the Commonwealth of Massachusetts on such date and at such time as the Trustee shall designate. Special meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate no less than ten percent (10%) of the outstanding Shares having voting rights, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such date and at such time as the Trustees shall designate. The holders of a majority of outstanding Shares present in person or by proxy shall constitute a quorum at any meeting of the Shareholders.

      Section 2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust, mailed at least ten (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

      Section 3. Record Date for Meeting. For the purpose of determining the Shareholders who are entitled to notice of an to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes.

      Section 4. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect to such Share, but if more than one of them shall be present at such meeting in person or proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution or signature of such proxy by or on behalf of such shareholder.

      Section 5. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

                                                    ARTICLE IV

                                                     TRUSTEES

      Section 1. Meetings of the Trustees. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

      Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.



                                                     ARTICLE V

                                           COMMITTEES AND ADVISORY BOARD

      Section 1. Executive and Other Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a Chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

      Section 2. Meeting, Quorum and Manner of Acting. The Trustees may (1) provide for stated meetings of any Committees, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

      The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

      Section 3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. Members of this Board shall hold office for such period as the Trustees may by resolution provide. Any member of such Board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, said Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.


                                                    ARTICLE VI

                                          OFFICERS, AGENTS AND EMPLOYEES


      SECTION 1. Number and Qualifications. The officers of the Trust shall be a Chairman of the Board, a President, a Treasurer, a Controller and a Secretary, each of whom shall be elected by the Board of Trustees. The Board of Trustees may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the office of President, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified in more than one capacity. The Chairman of the Board, the President, the Treasurer, the Controller and the Secretary shall be elected by the Board of Trustees each year at its first meeting held after the annual meeting of the Shareholders, each to hold office until the meeting of the Board following the next annual meeting of the Shareholders and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as provided in these By-Laws. Other elected officers are elected by the Trustees. Assistant officers may be appointed by the elected officers. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority. Any officer other than the Chairman of the Board may be but none need be, a Trustee, and any officer may be, but none need be a Shareholder.

      SECTION 2. Resignations. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

      SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Trust may be removed by the Board of Trustees with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Trustees.

      SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to that office.

      SECTION 5. Compensation. The compensation, if any, of the officers of the Trust shall be fixed by the Board of Trustees, but this power may be delegated to any officer with respect to other officers under his control.

      SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Trust shall give a bond or other security for the faithful performance of his or her duties, in an amount and with any surety or sureties as the Board may require.

      SECTION 7. Chairman of the Board. The Chairman of the Board shall be a Trustee of the Trust and, unless the Board shall specify otherwise, shall preside at meetings of the Board and of the Shareholders.

      SECTION 8. President. The President shall be the Chief Executive Officer of the Trust and shall have, subject to the control of the Board of Trustees, general charge of the business and affairs of the Trust, and may employ and discharge employees and agents of the Trust, except those elected or appointed by the Board, and he or she may delegate these powers.

      SECTION 9. Vice President. Each Vice President shall have the powers and perform the duties that the President or the Board of Trustees may from time to time prescribe. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Board of Trustees.

      SECTION 10. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He or she shall deliver all funds of the Trust which may come into his or her hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He or she shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same, and he or she shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Trustees.

      SECTION 11. Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer, or, if there be more than one, any Assistant Treasurer designated by the Board of Trustees, shall perform all the duties, and may exercise all the powers, of the Treasurer. The Assistant Treasurers, if any, shall perform such other duties as from time to time may be assigned to them by the Treasurer or the Board of Trustees.

      SECTION 12. Controller. The Controller shall be the chief accounting officer of the Trust and shall have control of all its books of account. He or she shall see that correct and complete books and records of account are kept as required by law, showing fully, in such form as he or she shall prescribe, all transactions of the Trust, and he or she shall require, keep and preserve all vouchers relating thereto for such period as may be necessary. The Controller shall render periodically such financial statements and such other reports relating to the Trust's business as may be required by the President or the Board. He or she shall generally perform all duties appertaining to the office of Controller of a corporation.

      SECTION 13. Assistant Controllers. In the absence or disability of the Controller, the Assistant Controller, or, if there be more than one, any Assistant Controller designated by the Board of Trustees, shall perform all of the duties, and may exercise all of the powers, of the Controller. The Assistant Controllers, if any, shall perform such other duties as from time to time may be assigned to them by the Controller or the Board of Trustees.

      SECTION 14. Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of all meetings of the Shareholders in proper books provided for that purpose; he or she shall have custody of the seal of the Trust; he or she shall have charge of the share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He or she shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he or she shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

      SECTION 15. Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary, or, if there be more than one, any Assistant Secretary designated by the Board of Trustees, shall perform all of the duties, and may exercise all of the powers, of the Secretary. The Assistant Secretaries, if any, shall perform such other duties as from time to time may be assigned to them by the Secretary or the Board of Trustees.

      SECTION 16. Delegation of Duties. In case of the absence or disability of any officer of the Trust, or for any other reason that the Board of Trustees may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Trustee.

                                                    ARTICLE VII

                                                    FISCAL YEAR

      The fiscal year of the Trust shall begin on the 1st day of January in each year and shall end on the last day of December in each year, provided, however, that the Trustees may from time to time change the fiscal year.

                                                   ARTICLE VIII

                                                       SEAL

      The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustee may from time to time prescribe.

                                                    ARTICLE IX

                                                 WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purpose of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed.

                                                     ARTICLE X

                                                     CUSTODIAN

      Section 1. Appointment and Duties. The Trustees shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least five million dollars ($5,000,000) as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-Laws and the 1940 Act;

            (1) to hold the securities owned by the Trust and deliver the same upon written order;

            (2) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

            (3) to disburse such funds upon orders or vouchers;

            (4) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

            (5) if authorized to do so by the Trustees, to compute the net income of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the Custodian. If so directed by a Majority Shareholder Vote, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

      The Trustees may also authorize the Custodian to employ one or more sub-Custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-Custodian and approved by the Trustees, provided that in every case such sub-Custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least five million dollars ($5,000,000.00).

      Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its Custodian.

      Section 3. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to accept written receipts or other written evidence indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

      Section 4. Provisions of Custodian Contract. The following provisions shall apply to the employment of a Custodian pursuant to this Article X and to any contract entered into with the Custodian so employed.

            (a) The Trustees shall cause to be delivered to the Custodian all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the Custodian only upon completion of a sale, exchange, transfer, pledge, loan of portfolio securities to another person or other disposition thereof, and upon receipt by the Custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its Transfer Agent, all as the Trustees may generally or from time to time require or approve, or to a successor Custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the Custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or the return of cash held as collateral for loans of portfolio securities, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor Custodian; provided, however, that nothing herein shall prevent delivery of securities for examination to the broker selling the same in accord with the "street delivery" custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification. Notwithstanding anything to the contrary in these By-Laws, upon receipt of proper instructions, which may be standing instructions, the Custodian may delivery funds in the following cases. In connection with repurchase agreements, the Custodian may transmit, prior to receipt on behalf of the Fund of any securities or other property, funds from the Fund's custodian account to a special custodian approved by the Trustees of the Fund, which funds shall be used to pay for securities to be purchased by the Fund subject to the Fund's obligation to sell and the seller's obligation to repurchase such securities. In such case, the securities shall be held in the custody of the special custodian. In connection with the Trust's purchase or sale of financial futures contracts, the Custodian shall transmit, prior to receipt on behalf of the Fund of any securities or other property, funds from the Trust's custodian account in order to furnish to and maintain funds with brokers as margin to guarantee the performance of the Trust's futures obligations in accordance with the applicable requirements of commodities exchanges and brokers.

            (b) In case of the resignation, removal or inability to serve of any such Custodian, the Trust shall promptly appoint another bank or trust company meeting the requirements of this Article X as successor Custodian. The agreement with the Custodian shall provide that the retiring Custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor Custodian, or a vote of the Shareholders to function without a Custodian, the Custodian shall not delivery funds and property of the Trust to the Trust, but may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $5,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring Custodian.

                                                    ARTICLE XI

                                           SALES OF SHARES OF THE TRUST

      The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property, which shall in every case be paid or delivered to the Custodian as agent of the Trust before the delivery of any certificate for such shares. The Shares, including additional Shares which may have been purchased by the Trust (herein sometimes referred to as "treasury shares"), may not be sold at less than the net asset value thereof determined by or on behalf of the trustees as of a time within forty-eight hours, excluding Sundays and holidays, next preceding the time of such determination, except (1) in connection with an offering to the holders of Shares; (2) with the consent of a majority of the holders of Shares; (3) upon conversion of a convertible security in accordance with its terms; (4) upon the exercise of any warrant issued in accordance with the provisions of section 18(d) of the 1940 Act; or
(5) under such other circumstances as the Commission may permit by rules and regulations or orders for the protection of investors.

      No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Trustees. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets at not more than market value in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

                                                    ARTICLE XII

                                            DIVIDENDS AND DISTRIBUTIONS

      Section 1. Limitations on Distributions. The total of distributions to Shareholders paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the Trustees be approximately equal to the sum of (A) the net income, exclusive of the profits or losses realized upon the sale of securities or other property, for such fiscal year, determined in accordance with generally accepted accounting principles (which, if the trustees so determine, may be adjusted for net amounts included as such accrued net income in the price of Shares issued or repurchased), but if the net income exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend, the excess shall be treated as distributable income of the following year; and (B), in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or other property for such fiscal year. The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against income shall be final, all subject to any applicable provisions of the 1940 Act and rules, regulations and orders of the Commission promulgated thereunder. For the purposes of the limitation imposed by this Section 1, Shares issued pursuant to Section 2 of this Article XII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

      Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to Shareholders pursuant to clause (B) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof. The Trustees may, in their discretion, elect to retain the amounts referred to in Clause B of this Section 1 and pay any federal income taxes thereon.

      Section 2. Distributions Payable in Cash or Shares. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts but subject to the limitation as to cash distributions imposed by Section 1 of this Article XII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any of the Shareholders (whether exercised before or after the declaration of the distribution) either in cash or in Shares, provided that the sum of (i) the cash distribution actually paid to any Shareholder and (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time as the Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if he elected to receive only cash. In the case of a distribution payable in cash or Shares, a Shareholder failing to express his election before a given time shall be deemed to have elected to take Shares rather than cash.

      Section 3. Stock Dividends. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a "stock dividend" out of either authorized but unissued Shares or treasury Shares or both.

                                                    ARTICLE XIV

                                                    AMENDMENTS

      These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted (a) by Majority Shareholder Vote, or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders or if such amendment, adoption or repeal changes or affects the provisions of Sections 1 and 4 of
Article X or the provisions of this Article XIII.

                                                    ARTICLE XV

                                                   MISCELLANEOUS

      The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust except as provided in the Declaration, but this requirement shall not prevent the charging of customary transfer agent fees.

      The Trust shall not permit any officer or Trustee of the Trust, or any partner, officer or director of the Investment Adviser or underwriter of the Trust to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or partners, officers or directors of the Investment Adviser or underwriter of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors or otherwise financially interested in the Investment Adviser or underwriter of the Trust or any affiliate thereof; (b) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the Investment Adviser or underwriters of the Trust if such transaction is exempt from the applicable provisions of the 1940 Act; (c) purchases of investments for the portfolio of the Trust or sales of investments owned by the Trust through a security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (d) employment of legal counsel, registrar, Transfer Agent, dividend disbursing agent or Custodian who is, or has a partner, shareholder, officer, or director who is, an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, if only customary fees are charged for services to the Trust; (e) sharing statistical research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust, or a partner, officer or director of the Investment Adviser or underwriter of the Trust, is an officer or director or otherwise financially interested.

                                 END OF BY-LAWS